Exhibit 99.1

INTEREST PURCHASE AGREEMENT

by and among

COURTLAND INVESTMENTS, INC.,

HMG/COURTLAND PROPERTIES, INC.,

as “Seller”

and

Grove Isle Yacht & Tennis Club, LLC,

as “Purchaser”

with respect to

the sale of interests in

GROVE ISLE ASSOCIATES, LLLP

CII SPA, LLC

GROVE ISLE INVESTMENTS, INC.

CII YACHT CLUB, INC.

and

GROVE ISLE YACHT CLUB ASSOCIATES

INTEREST PURCHASE AGREEMENT

(Grove Isle)

THIS INTEREST PURCHASE AGREEMENT (this “Agreement”) dated as of the date same has been executed by the last of the parties hereto, as indicated beneath their names on the signature pages hereof (the “Effective Date”) by and among COURTLAND INVESTMENTS, INC., a Delaware corporation (“Courtland”) and HMG/COURTLAND PROPERTIES, INC., a Delaware corporation (“HMG”) (Courtland and HMG are, collectively, “Seller”), and Grove Isle Yacht & Tennis Club, LLC, a Florida limited liability company (“Purchaser”).

RECITALS

WHEREAS, as of the Effective Date, Courtland owns one hundred percent (100%) of the general partner interests (the “GP Interests”) in Grove Isle Associates, LLLP, a Delaware limited liability limited partnership (the “Partnership”);

WHEREAS, as of the Effective Date, HMG owns one hundred percent (100%) of the limited partner interests in the Partnership (the “LP Interests”);

WHEREAS, as of the Effective Date, the Partnership owns the “Property” (as defined below);

WHEREAS, Courtland owns one hundred percent (100%) of the shares of capital stock (“Investments Stock”) of Grove Isle Investments, Inc., a Florida corporation (“Investments”), and Investments owns one hundred percent (100%) of the shares of capital stock of Grove Isle Club, Inc., a Florida corporation (“Club”);

WHEREAS, the Partnership and the Club hold certain rights under the Declaration of Condominium for Grove Isle, which rights have been leased to “Grove Hotel Partners” named below pursuant to the “Lease” described below;

WHEREAS, Courtland owns one hundred percent (100%) of the membership interests (“Spa Interests”) in CII Spa, LLC, a Delaware limited liability company (“CII Spa”), and CII Spa owns fifty percent (50%) of the membership interests in Grove Spa, LLC, a Delaware limited liability company (“Grove Spa”);

WHEREAS, Grove Spa is the subtenant of Grove Hotel Partners under the “Spa Sublease” described below and operates the spa facility described therein;

WHEREAS, Courtland owns one hundred percent (100%) of the shares of capital stock (the “Yacht Club Stock”) of CII Yacht Club, Inc., a Florida corporation (“CII Yacht Club”), and CII Yacht Club owns sixty percent (60%) the partnership interests of Grove Isle Yacht Club Associates, a Florida general partnership (“Yacht Club Associates”);

WHEREAS, Courtland owns the other forty percent (40%) of the partnership interests in Yacht Club Associates (“Yacht Club Partnership Interests”);

2

WHEREAS, Yacht Club Associates owns one hundred percent (100%) of the shares of capital stock (“Grove Isle Marina Stock”) of Grove Isle Marina, Inc., a Florida corporation (“Grove Isle Marina”);

WHEREAS, Grove Isle Marina operates the “Marina” (defined below);

WHEREAS, Purchaser desires to purchase and acquire from Courtland, and Courtland desires to transfer and sell to Purchaser, all of the GP Interests;

WHEREAS, Purchaser desires to purchase and acquire from HMG, and HMG desires to transfer and sell to Purchaser, all of the LP Interests;

WHEREAS, Purchaser desires to purchase and acquire from Courtland, and Courtland desires to transfer and sell to Purchaser, all of the shares of the Investments Stock; and

WHEREAS, Purchaser desires to acquire from Courtland, and Courtland desires to grant to Purchaser, an option to purchase, in one or more transactions or percentages, one hundred percent (100%) of the Spa Interests, on the terms and conditions set forth below; and

WHEREAS, Purchaser desire to purchase and acquire from Courtland, and Courtland desires to transfer and sell to Purchaser, all of the Yacht Club Stock and all of the Yacht Club Partnership Interests, in order that Purchaser will, by owning the Yacht Club Stock and the Yacht Club Partnership Interests, own all beneficial ownership interests in Yacht Club Associates, which owns all of the capital stock of Grove Isle Marina.

NOW, THEREFORE, Purchaser and Seller agree as follows:

ARTICLE 1

DEFINITIONS

1.1         Defined Terms.

“Association” means Grove Isle Association, Inc., the condominium association established pursuant to the Declaration of Condominium.

“Club Litigation” means that certain litigation: (i) filed by the Association against the Partnership, and others, in the case styled Grove Isle Association, Inc. vs. Grove Isle Associates, LLLP, Grove Isle Yacht Club Associates, Grove Spa, LLC, et. al, Case Number 09-51779CA31, in the Circuit Court in and for the Eleventh Judicial Circuit, Miami-Dade County, Florida; and (ii) filed by Pasquale Giordano against the Partnership, and others, in the case styled Pasquale Giordano vs. Grove Isle Club, Inc., Grand Heritage Hotel Group, LLC, Westgroup Grove Isle Associates, Ltd., Grove Isle Associates, LLLP, Grove Isle Associates, Ltd., Grove Isle Association, Inc,. et. al, Case Number 09-56975CA15, in the Circuit Court in and for the Eleventh Judicial Circuit, Miami-Dade County, Florida.

3

“Declaration of Condominium” means that certain Declaration of Condominium of Grove Isle recorded in Official Records Book 10279, Page 195 of the Public Records of Miami-Dade County, Florida, as amended.

“Gershon Litigation” means that certain litigation filed by Dann Gershon and Adrienne Gershon against the Partnership, and others, in the case styled Dann Gershon and Adrienne Gershon vs. Grand Heritage Hotel Group, LLC, Grove Isle Associates, LLLP, Westgroup Grove Isle Associates, Ltd., and Noble House Associates, Ltd., Case Number 10-32192-CA-23, in the Circuit Court in and for the Eleventh Judicial Circuit, Miami-Dade County, Florida. The insurance carrier for Grand Heritage Hotel Group, LLC, is presently defending the Gershon Litigation.

“Hotel” means The Grove Isle Hotel & Spa, consisting of fifty (50) hotel rooms, spa and related amenities located in Coconut Grove, Florida on the Land. The Hotel is leased to Grove Hotel Partners, LLC, a Delaware limited liability company (“Grove Hotel Partners”) pursuant to the Lease.

“Lease” means that certain Amended and Restated Lease Agreement dated as of November 19, 1996 entered into by and between the Partnership and Westgroup Grove Isle Associates, Ltd. (the “Original Tenant”) (the “Base Lease”), as amended by that certain Amendment to Amended and Restated Lease Agreement dated December 10, 1999 (the “First Amendment”), that certain Second Amendment to Amended and Restated Lease Agreement dated September 15, 2004 (the “Second Amendment”) and that certain Third Amendment to Amended and Restated Lease Agreement dated as of November 14, 2008 by and between the Partnership and Grove Hotel Partners (the assignee of the Base Lease from the Original Tenant), with respect to the Land and the improvements thereon, as more particularly described in the Lease.

“Legal Requirements” means any law, statute, ordinance, decree, requirements order, rule or regulation of or issued by any governmental authority including the State of Florida, the United States, or any local governmental unit of the State of Florida.

“Loss” means actual, out-of-pocket loss, damage (excluding incidental, indirect, punitive, special or consequential damages and excluding decline in value, lost profits or lost opportunities), liability, claim, judgment, award, fine, penalty, tax, charge, cost or expense (including reasonable fees and costs and expenses of attorneys, accountants and other professional advisors).

“Marina” means that certain marina consisting of slips located adjacent to the real property owned by the Partnership. The Partnership and Yacht Club Associates are the co-lessees of the Marina pursuant to the Submerged Land Lease.

"Master Agreement" means that certain Master Agreement entered into as of November 19, 1996 by and among the Partnership, Grove Isle Club, Inc., Grove Isle Investments, Inc. and Westgroup Grove Isle Associates, Ltd.

4

“Operating Agreement for Grove Spa” means that certain Operating Agreement of Grove Spa, LLC, dated as of September 15, 2004, by and between Noble House Associates, LLC, a Delaware limited liability company (“Noble House”) and CII Spa, as amended by Assignment and Assumption of Membership Interest dated November 14, 2008, under which Grove Hotel Partners was assigned the membership interest of Noble House and became the member of Grove Spa in lieu of Noble House.

“Partnership Agreement” means that certain Limited Partnership Agreement of Grove Isle Associates, Ltd., a Delaware limited partnership (now a Delaware limited liability limited partnership), effective as of December 21, 1977, by and between Martin Z. Margulies and Hospital Mortgage Group, a Massachusetts Business Trust (now known as HMG/Courtland Properties, Inc.), as amended by that certain Amendment to Partnership Agreement, executed as of September 10, 1993 and as further amended by that Second Amendment to Partnership Agreement executed as of January 9, 2006, between Courtland, as the sole general partner, and HMG, as the sole limited partner.

“Pre-Closing Tax Period” means any Tax period ending on or before the close of business on the Closing Date and, with respect to any Tax period beginning on or before the Closing Date and ending after the Closing Date, the portion of such period ending on the close of business on the Closing Date.

“Property” means the real property and all building, structures and improvements thereon as described on Exhibit “A.”

“Purchase Price” means Twenty Four Million Four Hundred Thousand and No/100 Dollars ($24,400,000.00) composed of: (i) Twenty Three Million Four Hundred Thousand and No/100 Dollars ($23,400,000.00) in cash; plus (ii) the “Note” described below in the original principal amount of One Million and No/100 Dollars ($1,000,000.00).

“Purchased Interests” means the GP Interests, the LP Interests, the Investments Stock, the Yacht Club Stock and the Yacht Club Partnership Interests, all of which are being sold by the Seller to the Purchaser hereunder.

“Spa Sublease” means that certain Sublease entered into as of September 15, 2004 by and between Westgroup Grove Isle Associates, Ltd, a Florida limited partnership, and Grove Spa.

“Submerged Land Lease” means that certain Sovereignty Submerged Land Lease entered into by and between the Board of Trustees of the Internal Improvement Fund of the State of Florida as lessor and the Partnership and Grove Isle Yacht Club as co-lessees thereunder and recorded in Official Records Book 16401, Page 609 of the Public Records of the State of Florida, as amended.

“Settlement Agreement”. That certain Settlement Agreement recorded August 1, 1977 and all amendments thereto as recorded in Official Records Book 9912, Page 260 of the Public Records of Miami-Dade County, Florida.

5

“Tax or Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, franchise, profits, withholding, social security (or similar), unemployment, disability, sales, use, registration, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

Title Commitment. That certain commitment for title insurance dated January 25, 2013 prepared by First American Title Insurance Company under File No. 5011612-1062-2888140 attached hereto as Exhibit ”B”.

1.2 Interpretation. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Sections and Articles refer to Sections and Articles of this Agreement, unless the context requires otherwise, and all Exhibits and Schedules referenced in this Agreement shall be deemed to be incorporated into and made a part of the Agreement. Words such as “herein,” “hereinafter,” “hereof,” “hereby” and “hereunder,” and the words of like import refer to this Agreement, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

ARTICLE 2

PURCHASE AND SALE

2.1        Purchase of Purchased Interests.

2.1.1          At the “Closing” (defined below):

(a)         Courtland shall sell and transfer to Purchaser and Purchaser shall purchase and acquire from Courtland all of the GP Interests.

(b)         HMG shall sell and transfer to Purchaser and Purchaser shall purchase and acquire from HMG all of the LP Interests.

(c)         Courtland shall sell and transfer to Purchaser and Purchaser shall purchase and acquire from Courtland all of the Investments Stock.

(d)         Courtland shall be deemed to grant to Purchaser an option to purchase all of the Spa Interests, on the terms and conditions set forth in Section 2.1.2 below.

(e)         Courtland shall sell and transfer to Purchaser and Purchaser shall purchase and acquire from Courtland all of the Yacht Club Stock.

(f)         Courtland shall sell and transfer to Purchaser and Purchaser shall purchase and acquire from Courtland all of the Yacht Club Partnership Interests.

An organizational chart (“Organizational Chart”) showing the ownership structure of the Interests is attached hereto as Exhibit “C” and made a part hereof. All entities reflected in the Organizational Chart, except for Seller and Grove Spa, are collectively referred to as subsidiaries (“Subsidiaries”). Purchaser acknowledges that the rights of Club have been assigned to Grove Hotel Partners under the Lease and the business and operations of Club is exercised by Grove Hotel Partners under the Lease.

6

2.1.2         CII Spa is a member of Grove Spa pursuant to the Operating Agreement for Grove Spa. Section 7.1 of the Operating Agreement for Grove Spa prohibits the transfer of a membership interest in Grove Spa except pursuant to the terms of the Operating Agreement for Grove Spa. Section 7.2 of the Operating Agreement for Grove Spa provides that a “change in control” of a member of Grove Spa is deemed a transfer of the member’s membership interest in Grove Spa. A “change in control” is defined in the Operating Agreement for Grove Spa as a change in the power to direct or cause the direction of the management and policies of the member. Seller agrees that the membership of CII Spa shall not be transferred by Courtland except as provided in this Section 2.1.2. Therefore, the parties agree that:

(a)         So long as the Operating Agreement for Spa shall contain a restriction on transfer of the membership interests of CII Spa in Grove Spa which has not been waived by the Grove Hotel Partners member of Grove Spa, Courtland shall retain ownership of one hundred percent (100%) of the Spa Interests and the power to direct or cause the direction of the management and policies of CII Spa, subject to the option (“Option”) granted to Purchaser under Section 2.1(b) below.

(b)         Courtland hereby grants to Purchaser the Option to buy the Spa Interests, in one or more transactions or percentages (and if, in one or more transactions or percentages, each transaction or percentage based on a pro rata portion of the total purchase price for the Spa Interests described below in this Section 2.2.1(b)), at the purchase price described below in this Section 2.2.1(b). In addition, Courtland shall, prior to any sale or transfer of the Spa Interests, first offer to Purchaser a right of first refusal to purchase the Spa Interests on the terms and conditions to be set forth in a written notice to Purchaser (to which Purchaser shall have ten (10) business days to accept, with a failure to accept or failure to respond being deemed a waiver of the right of first refusal from and thereafter). At Purchaser’s request, Courtland shall transfer to Purchaser all of the Spa Interests in exchange for payment (in addition to the Purchase Price) of the purchase price of $100,000.00. If the foregoing Option or right of first refusal to purchase the Spa Interests is exercised by Purchaser and the purchase is consummated, that portion of the Spa Interests so purchased shall be deemed a part of the Purchased Interests as if originally included in the definition of the Purchased Interests, and the terms and provisions of this Agreement shall apply to same.

The provisions of this Section 2.1.2 shall survive Closing.

2.2         Closing. The closing of the purchase and sale of the Purchased Interests (the “Closing”) shall take place concurrently with the execution of this Agreement (the “Closing Date”) at Seller’s attorneys’ offices, or at such other location as to which the parties hereto may mutually agree in writing.

7

2.3         At the Closing.

2.3.1          Purchased Interests.

(a)         Courtland shall deliver to Purchaser a fully executed Assignment of the GP Interest as to the Partnership in the form attached hereto as Exhibit “D-1”, free and clear of all liens and encumbrances except for the Partnership Agreement.

(b)          HMG shall deliver to Purchaser a fully executed Assignment of the LP Interest as to the Partnership in the form attached hereto as Exhibit D-2, free and clear of all liens and encumbrances except for the Partnership Agreement.

(c)         Courtland shall deliver to Purchaser a fully executed Stock Power as to the Investments Stock in the form attached hereto as Exhibit D-3 and the original Stock certificate (if available), free and clear of all liens and encumbrances except for the option of Grove Hotel Partners to purchase the stock under the circumstances described in the Lease.

(d)         Intentionally deleted.

(e)         Courtland shall deliver to Purchaser a fully executed Stock Power as to the Yacht Club Stock in the form attached hereto as Exhibit D-5 and the original Stock certificate (if available), free and clear of all liens and encumbrances.

(f)         Courtland shall deliver to Purchaser a fully executed Assignment of Partnership Interests as to the Yacht Club Partnership Interests in the form attached hereto as Exhibit D-6, free and clear of all liens and encumbrances except for the partnership agreement for Yacht Club Associates.

(such assignments, collectively, the “Assignments”).

(g)         The resignation of Seller or its representatives, as to all positions with Subsidiaries including any officers, managing members, general partners and directors or entities encompassing the Purchased Interest, in the form attached hereto as Exhibit D-7.

(h)         To the extent in Seller’s possession, the stock book, stock ledger, copies of the partnership agreement, and copies of corporate, company or partnership books and records in regards to the Subsidiaries and/or Purchased Interest. Seller shall, after Closing and at Purchaser’s request, continue to provide Purchaser with copies of the foregoing or, at Seller’s option, deliver all originals or copies held by Seller to Purchaser (and the provisions of this subsection shall survive Closing).

(i)         The assignment, by Club, of any rights and interests it may have under the Declaration of Condominium or with respect to its business or operations (subject to the terms of the Lease).

(j)         A copy of all: (i) resolutions and partnership, corporate or other required action taken by Seller and Subsidiaries as applicable in connection with the consummation of the transactions contemplated hereby; and (ii) all certificates, instruments, and other documents required to effect the transactions contemplated hereby, in the forms attached hereto as Exhibit D-8.

8

(k)         Assignment of all developments rights and permits, if any, held by Seller or Subsidiaries in respect to Property, the Declaration of Condominium, Settlement Agreement, Lease, Spa Sublease, Submerged Land Lease, the Marina “floating dock rental agreements” and “boat slip rental agreements,” or other agreements allowing development in respect to the Property or any other improvements on the Property owned by said parties, in the form attached hereto as Exhibit D-9 (however with respect to the Club, subject to the terms of the Lease).

(l)         After Closing, Seller shall use commercially reasonable efforts to obtain from Sun Bank of Miami, as Trustee under Land Trust dated May 16, 1977, bearing Trust Number DO-524 (“Sun Bank”), or its successors and assigns, for the benefit of the Partnership (or such other entities as Purchaser may direct), a quit-claim assignment of all rights and reservations reserved to or held by Sun Bank as “Developer” under the Declaration of Condominium and the Settlement Agreement, and any development rights and permits relating to the Property. The quit-claim assignment shall reflect Sun Bank’s belief that all such rights have been previously assigned to, and vested in, the Partnership. The provisions of this subsection shall survive Closing.

(m)         Such other documents, agreements, assignments, instruments and certificates as may be required by this Agreement, or as may be reasonably requested by Purchaser consistent with the provisions of this Agreement, to carry out the terms and conditions of this Agreement.

(n)         Assignment of Seller’s or Subsidiaries’ interests, if any, in all liquor licenses or permits necessary to continue business of Subsidiaries.

2.3.2          Payment of the Purchase Price; Prorations.

(a)         Subject to prorations and adjustments as provided herein, Purchaser shall, on the Closing Date, deliver the cash portion of the Purchase Price to Seller by wire transfer in immediately available funds.

(b)         In addition to the cash portion of the Purchase Price, at Closing Purchaser shall deliver to Seller a purchase money promissory note (the “Note”) in the amount of $1,000.000.00, in the form attached hereto as Schedule 2.3.2(b). The Note will bear interest at 4% per annum, payable interest, only, on an annual basis in arrears. The Note may be prepaid in whole or in part, at any time and from time to time, without penalty. The Note will mature, and the entire principal amount and unpaid interest will be due and payable in full, without notice or demand, upon the earlier of: (i) ten (10) years after the date of the Note; or (ii) except as described in the last sentence of this subparagraph (b) below, the occurrence of any expansion, development, alteration, construction, addition or improvement (“Expansion”) of the property, as evidenced by issuance of a building permit (whether the Expansion is accomplished by the Partnership, by the undersigned, by any successor owner of any portion of the Property now owned by the Partnership, or by any tenant or occupant of the Property), if the effect of the Expansion would be to: (a) expand, develop, alter, construct or add improvements to the Property; or (b) to expand, develop, alter, construct, add or improve the Property in a manner that increases the square footage of the existing improvements (even if certain of the existing improvements are removed or demolished), beyond or outside of those improvements which are currently constructed within the areas of the premises demised under the Lease. Notwithstanding the foregoing, an Expansion shall not be deemed to have occurred if the Expansion by Grove Hotel Partners (or its successors or assigns) is within areas of the premises under the Lease which are identified on Exhibit “E” attached hereto as areas within which an Expansion may occur pursuant to the express terms of the Lease. In the event of a default by Seller of its obligations under this Agreement which survive Closing and which is not cured within any applicable notice or cure period, or the existence of a claim under Section 6.2 below for which indemnification has been provided by Seller to Purchaser, Purchaser shall have right to set-off and credit against amounts due Seller under Note against any Loss to Purchaser resulting from such default or indemnified claim under the Agreement.

9

(c)         At Closing, Purchaser shall pay the documentary stamp tax on the Note.

(d)         At Closing, Seller shall, utilizing a portion of the cash portion of the Purchase Price, satisfy the mortgage loan held by Wells Fargo Bank, National Association (“Mortgage Loan”) in full.

(e)          At Closing, Seller shall cause to be paid all outstanding indebtedness, liens, encumbrances and payables of the Partnership, Investments, CII Yacht Club, Yacht Club Associates and (subject to Section 2.3.2(f)(ii) below) Grove Isle Marina (but not Grove Spa, CII Spa or Club, except for any sums owed to Seller), as reflected on the most current financial statements provided to Purchaser, dated December 31, 2012 (“Financial Statements”), copies of which are attached hereto as Schedule 2.3.2(e), including any intercompany debt and sums owed to Seller, and sums due from Seller to the Partnership, Investments, Club, Grove Spa, CII Yacht Club, Yacht Club Associates and Grove Isle Marina, as reflected on the Financial Statements (and, in the case of sums due Seller or to any of the entities shown on the Organizational Chart, such sums shall be distributed to the Seller).

(f)         Subsequent to Closing, Seller shall deliver to Purchaser updated financial statements for the 2013 calendar year through the Closing Date. The parties agree that:

(i)         Such updated financial statements shall reflect that the indebtedness, liens, encumbrances and payables to be paid by Seller at Closing have been paid.

(ii)         Whether or not the updated financial statements reflect same, that: (a) any accounts receivable due from the condominium association to the Partnership or any Subsidiary for the period prior to Closing shall belong, and shall continue to belong, to Seller (and Purchaser shall reasonably cooperate with Seller, without cost to Purchaser, in Seller’s efforts to collect same from the condominium association after Closing, including by judicial action, and pay them over to Seller if received by the Partnership); (b) Grove Isle Marina will, at Closing, have revenues from tenants for the first quarter of 2013 which Seller reasonably believes will be sufficient for payment of Grove Isle Marina’s expenses for such period, but Seller shall have no obligation to advance funds for, or pay, any such expenses in the event of a shortfall; and (c) any account receivable due the Partnership from Grove Hotel Partners for rent or other sums due under the Lease for the period prior to Closing, shall belong, and shall continue to belong, to Seller (and Purchaser shall reasonably cooperate with Seller, without cost to Purchaser, in Seller’s efforts to collect same from Grove Hotel Partners after Closing, including by judicial action, and Purchaser shall cause the Partnership to include such amounts (and pay them over to Seller if received) in any settlement which Purchaser or the Partnership may enter into with Grove Hotel Partners).

10

(g)         Subject to the Seller’s obligation to pay or cause payment of all outstanding indebtedness pursuant to Section 2.2.2(c), Seller shall be entitled to retain: (i) all remaining cash on hand of the Partnership and/or of any of the entities shown on the Organizational Chart; and (ii) any unpaid rent or other sums due under the Lease for the period prior to Closing.

(h)         At Closing Purchaser shall be credited with accrued 2013 real estate taxes (based on the November, 2012, real estate tax amounts) for the period from January 1, 2013, through the Closing Date. To the extent the 2013 real estate taxes are not paid by Grove Hotel Partners (directly or to Purchaser), the parties shall reprorate the 2013 taxes when the actual tax bill is issued, based on the November discount.

The provisions of Section 2.3.2(e), and Section 2.3.2(f), shall survive Closing.

(h)         At Closing HMG shall effect a termination of the bookkeeping services it provides to Grove Isle Marina and all sums due HMG for such services shall be paid in full. However, at Purchaser’s request and on terms and conditions mutually agreeable to HMG and Purchaser, HMG shall continue to provide such bookkeeping services on a month-to-month basis, with each party free to terminate such service on not less than fifteen (15) days prior written notice and payment of any outstanding sums.

2.4          Allocations.

2.4.1         A schedule of the allocation of the Purchase Price for each of the Purchased Interests is attached hereto as Schedule 2.4.1.

2.4.2         The “interim closing of the books” method, with allocations therein calculated in a manner consistent with past practice, effective as of the end of the Closing Date, shall be used to determine the Purchaser’s and the Seller’s respective distributive shares of any item of the Partnership's or other entity’s income, gain, loss, deduction or credit under Section 706 of the Code (and any comparable provision of state, local or foreign law) with respect to any Pre-Closing Tax Periods.  The parties shall each file all required federal, state, and local income tax returns and related returns and reports in a manner consistent with the foregoing provisions of this Section 2.4.2.

11

ARTICLE 3

TAX MATTERS COVENANTS

3.1         Tax Matters.

3.1.1         Tax Returns. Seller shall cause the Partnership to file when due, and remit any taxes due with respect to, all tax returns that are required to be filed by or with respect to the Partnership and the entities described in this Agreement, which are due before the Closing Date. Purchaser shall cause the Partnership to file when due, and remit any taxes due with respect to, all tax returns that are required to be filed by or with respect to the Partnership and the entities described in this Agreement, which are due on or after the Closing Date. Seller shall cause the filing of a “stub-year” return for 2013, relating to the period from the beginning of such calendar year through Closing.

3.1.2         Cooperation. Each Seller and Purchaser agrees to furnish or cause to be furnished to Purchaser or Seller, as applicable, promptly upon reasonable request, reasonable information and assistance relating to the Partnership and the other entities described in this Agreement, as the case may be, reasonably deems necessary in connection with the filing of any tax returns, the preparation for any audit by any taxing authority, the response to any inquiry by a taxing authority, the mailing or filing of any notice and the prosecution or defense of any claim, suit or proceeding relating to any tax returns or any other filing required to be made with any taxing authority or any other matter related to taxes.

3.1.3         Survival of Obligations. The obligations of the parties set forth in this Article 3 shall survive Closing.

ARTICLE 4

INDEMNIFICATION AS TO CLUB LITIGATION

4.1         Indemnification.

4.1.1          By Seller.

(a)         From and after the Closing, Seller shall, with counsel of its choice reasonably acceptable to the Purchaser (Purchaser hereby approving Seller’s current counsel, Kluger, Kaplan, Silverman, Katzen and Levine, P.L., for such purpose; and agreeing to reasonably approve any other counsel proposed by Seller in replacement thereof), defend, indemnify and hold the Partnership harmless from and against the claims, actions, causes of action, liabilities, costs and expenses (including reasonable attorneys’ fees at trial and appellate levels) relating to the Club Litigation to the extent, and as described in, Section 4.1.2 below. The provisions of this Section 4.1.1(a) shall survive Closing.

(b)         From and after the Closing, Seller shall, with counsel of its or the current insurance carrier’s choice (Purchaser hereby approving the current counsel selected by the insurance carrier for such purpose; and agreeing to reasonably approve any other counsel proposed by the insurance carrier), defend, indemnify and hold the Partnership harmless from and against the claims, actions, causes of action, liabilities, costs and expenses (including reasonable attorneys’ fees at trial and appellate levels) relating to the Gershon Litigation. The provisions of this Section 4.1.1(b) shall survive Closing.

12

4.1.2         Scope of Indemnification. Purchaser has been advised of the existence of the Club Litigation, and same shall be subject to the provisions of this Section 4.1.2. The provisions set forth in Section 4.1.1(a) above, regarding Seller’s indemnification to the Partnership, shall be applicable to the cost and expense of defense of the currently asserted claims in the Club Litigation, and any judgment and/or settlement therefrom; however, and notwithstanding anything to the contrary contained in this Agreement:

(a)         the liquidated amount of any judgment entered against the Partnership based on currently asserted claims, whether payable currently or over a period of time, shall be the obligation of Seller;

(b)         all costs and expenses arising out of a judgment which modifies the Declaration of Condominium or otherwise requires performance, payment (except of a liquidated amount of any judgment entered against the Partnership which is payable currently or over a period of time) or contribution of monies or other items of value, the provision of services, or other actions, in the future by the Partnership, shall be deemed a Partnership cost and not a cost or expense of Seller;

(c)         where Seller desires to enter into a settlement of the Club Litigation, whether before or after entry of a judgment or award, under circumstances where the terms of settlement do not have a material adverse effect on the Partnership, if the Partnership shall refuse or fail to execute such documents and instruments as are reasonably necessary or required by the other parties to the Club Litigation to effect such settlement, the indemnification obligations of Seller under this Section 4.1.2 shall cease and terminate;

(d)         all awards, findings, recoveries, entitlements, reimbursements, accounts receivable (including that due from the condominium association), damages and judgments of any kind, including, without limitation, those for attorneys’ fees and costs and expenses, awarded to the Partnership, or entered against the non-Partnership parties, in the Club Litigation, or the Gershon Litigation, or agreed by the non-Partnership parties to be paid to the Partnership, shall be and remain for the sole and exclusive benefit of Seller, shall be paid to Seller promptly upon receipt, and shall not accrue to or be for the benefit of the Partnership or any affiliates or subsidiaries; and

(e)         Purchaser shall reasonably cooperate (and shall cause the Partnership to cooperate) in Seller’s efforts to defend and/or settle the Club Litigation and/or the Gershon Litigation on the terms set forth in this Article 4. Purchaser agrees that Seller is hereby granted, by the Partnership, a power of attorney coupled with an interest to negotiate, execute and deliver such documents, instruments and agreements as may be reasonably necessary or desirable to exercise the rights granted to Seller pursuant to this Article 4.

(f)         No party shall seek, or be entitled to, incidental, indirect, punitive, special or consequential damages, or damages for lost profits, of any nature whatsoever, in any claim for indemnification under this Section 4.1.2, nor shall it accept payment of any award or judgment for such indemnification to the extent that such award or judgment includes such party's incidental, indirect, punitive, special or consequential damages, or damages for lost profits.

13

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

5.1         Seller’s Representations and Warranties. Seller for itself and for each Subsidiary as applicable represents and warrants to Purchaser as follows:

5.1.1         Organization; Good Standing; Power and Authority. The Partnership is a limited liability limited partnership validly existing and in good standing under the laws of the State of Delaware. Investments and CII Yacht Club are corporations validly existing and in good standing under the laws of the State of Florida. CII Spa is a limited liability company validly existing and in good standing under the laws of the State of Delaware. Yacht Club Associates is a general partnership in existence under the laws of the State of Florida. Each of the Partnership, Investments, CII Spa, CII Yacht Club and Yacht Club Associates has the full power and authority to carry on its business as it is now conducted and to own, lease or otherwise hold and operate its properties and assets, including all requisite power, right and authority to execute this Agreement. The Agreement is a valid, binding obligation of Seller.

5.1.2         Equipment; Operation of Property. To the “Knowledge” (as defined below) of the Seller: (i) all of the furniture and equipment owned by the Partnership is included in the Lease; (ii) CII Spa and Club own no furniture or equipment; (iii) Grove Spa may utilize furniture or equipment owned by the Partnership under the Lease and/or the Spa Sublease; (iv) the business and operations of Grove Spa are described in the Spa Sublease; and (v) the business and operations of Club are described in the Declaration of Condominium and the Lease.

5.1.3         Title to Properties. As described in this Agreement, each of the entities comprising Seller and the Subsidiaries as described in this Agreement has good and marketable title to its properties reflected in the Financial Statements, including the Property and Purchased Interests, free and clear of liens, mortgages and encumbrances other than those described in this Agreement, but subject to the Mortgage Loan (to be satisfied at Closing), the Settlement Agreement, the Master Agreement, the Lease, the Spa Sublease, the Submerged Land Lease, the sales of boat slips in the Marina, the Marina “floating dock rental agreements” and “boat slip rental agreements,” the Operating Agreement for Grove Spa, and all exceptions reflected on Schedule B, Section II of the Title Commitment (the “Permitted Exceptions”). In regards to the Property, Seller represents that:

(i)          on or before Closing, Seller shall provide the necessary documentation, make payments or take all action necessary to satisfy requirements 5, 6, 7, 8 and 9 as reflected in Schedule B, Section I of the Title Commitment;

(ii)         The legal description of the Property is that described in those certain Quit-Claim Deeds from Sun Bank of Miami, as Trustee, to Grove Isle Associates, Ltd., recorded in Official Records Book 15893, Page 0195, and Official Records Book 16714, Page 3479, of the Public Records of Miami-Dade County, Florida.

14

5.1.4         Liabilities. Except as reflected in the Financial Statements (to be updated pursuant to Section 2.3.2(e) above) and except for the: (i) Club Litigation, (ii) the insured Gershon Litigation, and (iii) the claim recited in that certain letter dated January 8, 2013, from counsel for Giovanni A. Montero to the Partnership, as of December 31, 2012 (and as of Closing, to be reflected in the financial statements to be updated pursuant to Section 2.3.2(e) above), none of the Partnership, Investments, CII Spa, CII Yacht Club or Yacht Club Associates have at Closing any liabilities, debts or obligations (other than as described in, or contemplated by, this Agreement as remaining after Closing) of any type whether accrued, absolute, contingent or otherwise.

5.1.5.         Financial Statements. The Financial Statements: (i) are complete and correct in all material respects; (ii) present fairly the financial condition, results of operations and cash flows of each Subsidiary as of and for the periods then ended and are consistent in all material respects with the respective books and records of the Subsidiaries; (iii) were prepared in accordance in all material respects in the manner prior financial statements have been prepared throughout the periods covered thereby; and (iv) disclose in all material respects the assets and liabilities as of the dates thereof.  The Financial Statements have been prepared to be included in audited consolidated financial statements prepared in accordance with generally accepted accounting principles.

5.1.6         Ownership of Purchased Interests. Seller is the record and beneficial owner of the Purchased Interests. The Purchased Interests have been validly issued and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof except as set forth in this Agreement. The Purchased Interests constitute one hundred percent (100%) of all the issued and outstanding corporate, partnership, or membership interests being sold hereunder. The parties acknowledge that Purchaser has been granted an Option and right of first refusal to purchase the Spa Interests, as provided above.

5.1.7         Encumbrances on Purchased Interests. The Purchased Interests are held by Seller or the Subsidiaries free and clear of any security interest, liens, encumbrances, restrictions or claims whatsoever other than the Mortgage Loan (to be paid at Closing). Except as set forth in this Agreement or the Articles of Organization, Operating Agreements, Partnership Agreement, Articles of Incorporation or other organizational documents of the Partnership and the Subsidiaries or Purchased Interests, or (as to the stock of Grove Isle Investments) in the Lease, any restrictions on transfers of the Purchased Interests have been removed prior to the Effective Date of this Agreement or are otherwise not applicable to this transaction.

5.1.8.         Approvals and Consents. All notices, consents, approvals and other authorizations required to be obtained by the Seller in connection with the execution or delivery of this Agreement by the Seller or the consummation of the transactions contemplated hereby have been obtained (other than as to the Mortgage Loan, to be satisfied at Closing).

5.1.9         Securities. There are no outstanding securities convertible into membership interests in the Purchased Interests or Subsidiaries nor are there any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of any calls, commitments or claims (other than, under the Lease, as to the stock of Grove Isle Investments) of any character relating to the Purchased Interests or Subsidiaries.

15

5.1.10         Binding Agreement. This Agreement is valid and binding on the Seller and its Subsidiaries, enforceable in accordance with its terms. The execution and delivery of this Agreement by the Seller does not, and the consummation of the transaction contemplated thereby, will not, constitute (a) a breach or violation of the Articles of Organization, Operating Agreements, Partnership Agreement, Articles of Incorporation or other organizational documents of the Subsidiaries or Purchased Interests, as applicable; (b) to Seller’s Knowledge, a violation of any law or regulations applicable to the Subsidiaries, Purchased Interests or the Seller; (c) a violation of any judgment, order, license or decree applicable to the Subsidiaries, Purchased Interests or the Seller; or (d) so long as the Mortgage Loan is satisfied at Closing, a default under any of the terms, conditions or provisions of (or any act or omission that would give rise to any right of termination, cancellation, or acceleration under) any note, bond, mortgage, lease, indenture, agreement or other obligation to which the Seller, Subsidiaries or Purchased Interest is or are a party.

5.1.11         Compliance with Law. The business activities of Seller and Subsidiaries have at all times been conducted in accordance with the Articles or Organization, Operating Agreements, Partnership Agreement and, to Seller’s Knowledge, any applicable law, regulations, ordinance, order, license, permit, rule, injunction or other restriction or ruling of any court, administrative or governmental agency, ministry or body. Purchaser acknowledges that Seller has disclosed to Purchaser the issuance of notices of violation from Miami-Dade County with respect to alleged code violations involving the Property, which are the responsibility of Grove Hotel Partners under the Lease.

5.1.12         Taxes. All federal, state, local and foreign tax returns (including information returns) and reports of Seller, Purchased Interests or Subsidiaries (collectively, the “Seller Parties”) required by any applicable law, rule, regulation or procedure of any federal, state, local or foreign agency, authority or body, except with respect to any Taxes which are the obligation of Grove Hotel Partners under the Lease, have been duly filed by Seller Parties. With respect to taxes required to be paid pursuant to the foregoing returns, Seller Parties have either: (i) paid all federal, state, county, local, foreign and other taxes, including without limitation, sales taxes required to be paid by it through the Closing Date and all deficiencies or other additions to Tax, including interest or penalties owed in connection with any such Taxes; or (ii) the Financial Statements include adequate provision for all such Taxes and deficiencies or other additions to Tax applicable to Seller Parties. Except as to Taxes which are the obligation of Grove Hotel Partners under the Lease, all Taxes required to be collected or withheld by Seller Parties with respect to the operation of the business from customers or to vendors, with respect to sales of products, purchases of goods or services or from employees for income taxes, social security taxes and unemployment insurance taxes, have been collected or withheld, and either paid to the respective governmental agencies, or set aside in an account owned by Seller Parties and established for that purpose and disclosed on the Financial Statements. Seller Parties are not a parties to any pending action or proceeding regarding assessment or collection of Taxes by any governmental authority. There is no pending tax examination or audit of, nor any action, suit, investigation or claim asserted or, to Seller’s Knowledge, information and belief of Seller, threatened in writing against the Seller Parties by any Federal, State or local authority; and none of the Seller Parties has been granted any extension of the limitation period applicable to any Tax claims. There are no material facts or state of facts existing that (with or without the giving of notice) or the passage of time or both) could form the basis for any such action or proceeding. Seller Parties have not executed or filed any agreement with the Internal Revenue Service or any other taxing authority extending the period for the assessment or collection of any Taxes. Notwithstanding the foregoing, Taxes, including Taxes that come to the parties’ attention after Closing, shall be subject to proration upon notice as of the date of Closing. If Seller is obligated to pay any Taxes pursuant to this Section 5.1.12 which Seller believes to be the obligation of Grove Hotel Partners, Purchaser shall reasonably cooperate with Seller, without cost to Purchaser, in Seller’s efforts to collect same from Grove Hotel Partners after Closing, including by judicial action, and Purchaser shall cause the Partnership to include such amounts (and pay them over to Seller if received) in any settlement which Purchaser or the Partnership may enter into with Grove Hotel Partners. The representations in this Section 5.1.12 with respect to Club are made to the Knowledge of Seller.

16

5.1.13         Contracts. Other than the agreements and contracts described in this Agreement, and matters which would be disclosed by a review of the public records, except for those contracts identified on Exhibit “F,” the Seller and Subsidiaries have not entered into any unrecorded contracts or commitments (whether written or oral). The representations in this Section 5.1.13 with respect to the business and operations of the Club are made to the Knowledge of Seller

5.1.14         Employment and Labor Matters. Neither the Partnership nor the Subsidiaries has any employees. The representations in this Section 5.1.14 with respect to Club are made to the Knowledge of Seller.

5.1.15         Licenses and Permits. The Partnership and Subsidiaries have all governmental licenses and permits, if any, and all other governmental authorizations, required for the current operation of their respective business and such licenses are in good standing. All such licenses and permits are attached as Exhibit “G.” Purchaser acknowledges that the only business operated by Seller or its Subsidiaries is the Marina, as Grove Hotel Partners operates the Club and Grove Spa operates the spa facility.

5.1.16.         Leases. Other than the Lease and the Submerged Land Lease, and the Marina “floating dock rental agreements” and “boat slip rental agreements” provided to Purchaser under separate cover (collectively, the “Consolidated Leases”), there are no leases entered into by the Partnership or Subsidiaries of real and personal property. The Consolidated Leases have not been modified or amended except as disclosed to Purchaser or in this Agreement The Spa Sublease does not involve a Subsidiary of Seller. Grove Hotel Partners, the tenant under the Lease, is in default of its obligations as reflected in the letters and documents attached hereto as Exhibit “H” and made a part hereof. To Seller’s Knowledge, there is no default under the Submerged Land Lease. With respect to the Marina rental agreements described in the first sentence above, Seller has provided Purchaser with information as to each tenant or renter. The State of Florida is aware of the sale of boat slips in the Marina because of annual filings by Yacht Club Associates. As of Closing, Seller certifies to Purchaser as follows:

(i)         That the Consolidated Leases have not been modified or amended except as disclosed to Purchaser in writing or in this Agreement;

17

(ii)          The rent, additional rent and other charges payable: (i) by Grove Hotel Partners as of November 1, 2012 (as to base rent and real estate taxes) is as set forth on Exhibit “I” attached hereto; and (ii) by the Partnership and Yacht Club Associates under the Submerged Land Lease is as set forth on Exhibit “J” attached hereto; and (iii) by tenants under the Marina “floating dock rental agreements” and “boat slip rental agreements” is as set forth on Exhibit “K” attached hereto are true and correct in all material respects;

(iii)         To Seller’s Knowledge, except as disclosed to Purchaser in writing or in Exhibit “K” to this Agreement, the tenants under the Consolidated Leases have no offsets or claims of any kind whatsoever against rent or additional rent payable thereunder or any defenses to their obligations under the Consolidated Leases;

(iv)         To Seller’s Knowledge and except as disclosed to Purchaser in this Agreement, Seller is not in default under the Consolidated Leases and, other than the Lease, the Consolidated Leases are in good standing; and

(v)         To Seller’s Knowledge and except as disclosed to Purchaser in writing, the tenants under the Marina “floating dock rental agreements” and “boat slip rental agreements” have no claims against Seller or the Subsidiaries for any defaults thereunder and, except as disclosed to Purchaser or in this Agreement, have not prepaid any charges.

5.1.17          Club Membership; Spa. Seller has disclosed that, to its Knowledge, there may be 32 “members” of Club who, prior to 1996, were issued “lifetime” memberships for same. To Seller’s Knowledge, Exhibit “L” describes such members. Seller has not operated the Club since entering into the Master Agreement and has no current information on members and memberships. Seller does not have copies of any membership agreements for the Club. To Seller’s Knowledge, other than as set forth in the Lease, Seller does not have contracts in regards to Club. To Seller’s Knowledge, the Partnership has not executed any documents requested by the tenant under Section 15.8(b) of the Lease. Seller does not operate the spa facility.

5.1.18.         Settlement Agreement. The Property and the Seller and Subsidiaries rights with respect to the Property are subject to the Settlement Agreement. To Seller’s Knowledge, the Settlement Agreement is in effect, has not been modified or amended and Seller and Subsidiaries are not in default of terms of the Settlement Agreement.

5.1.19          Indemnity under Leases. There are no claims threatened or in existence with respect to the Lease, the Submerged Land Lease, the Marina “floating dock rental agreements” or the “boat slip rental agreements which would require Seller or any Subsidiary to fulfill an indemnity obligation under same.

5.1.20.         Corporate/Partnership Documents and Records. To Seller’s Knowledge, the corporate and/or partnership books, records and agreements of the Subsidiaries in regards to the Purchased Interests, including all amendments or modifications which have been provided by Seller to Purchaser, are true, correct and complete in all material respects.

18

5.1.21.        Utilities. Seller has no Knowledge of any material fact which would result in the termination of access to the Property or discontinuation of necessary, water, sewer, electric, gas, telephone or other utilities or services.

To Seller’s Knowledge, other than as disclosed in the agreements and contracts described in this Agreement or in the Title Commitment, or which would be disclosed by a review of the public records: (i) all utilities required for the operation of the Property, including, but not limited to, sewer, water, electric, gas and telephone, are supplied directly to the Property by facilities of public or private utilities entering the Property either through adjoining public streets or, if they pass through adjoining land, do so in accordance with public or private easements, and (ii) all installation and connection charges for same have been paid in full.

To Seller’s Knowledge, other than as disclosed in the agreements and contracts described in this Agreement or in the Title Commitment, or which would be disclosed by a review of the public records, there are no special agreements with any utility companies, governmental agencies or bodies, or with any entity furnishing any utility service to the Property, the cost of which is not included in the utility charges currently in effect.

5.1.22.        Access. To Seller’s Knowledge, the Property has access to and from public highways and streets. Seller has no Knowledge of any material fact which would result in the termination of such access.

5.1.23.        Commitments. To Seller’s Knowledge, other than the agreements and contracts disclosed in this Agreement or in the Title Commitment, or which would be disclosed by a review of the public records: (i) no commitments have been made to any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or to any other organization, group or individual relating to the Property, which would impose an obligation upon Purchaser or its successors or assigns, which is now due, to make any contributions or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property; and (ii) no governmental authority has imposed any requirement that any developer of the Property have a current obligation to pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any portion thereof.

5.1.24        Exhibit “P” to Master Agreement. The leases described in Exhibit “P” to the Master Agreement have been terminated or expired by their terms.

5.1.25        Partnership Has Not Abandoned Maintenance. To Seller’s Knowledge, the Partnership has not abandoned the maintenance, management and operation of the properties and facilities it is empowered to maintain, manage and operate under the Declaration of Condominium.

5.1.26        Bridge Easement. The easement granted by the Trustees of the Internal Improvement Fund of the State of Florida to Sailboat Key, Inc., recorded in Official Records Book 6972, Page 354, of the Public Records of Miami-Dade County, Florida, is in good standing and has not been revoked.

19

Wherever used in this Article 5, the word “Knowledge” and the phrases “to the Knowledge of Seller” or “to Seller’s Knowledge,” and similar phrases, shall mean that the warranty and representation is limited to the actual, current knowledge of Larry Rothstein and Maurice Wiener. The warranties and representations shall survive Closing for a period of only one (1) year and any action based on an alleged materially inaccurate warranty or misrepresentation must be brought within 30 days following the expiration of said one (1) year period (“Warranty Survival Period”) or such claim shall be deemed waived.

ARTICLE 5a

REPRESENTATIONS AND WARRANTIES OF PURCHASER

5a.1         Organization; Good Standing; Power and Authority. The Purchaser is a limited liability limited partnership validly existing and in good standing under the laws of the State of Florida. The Purchaser has the full power and authority to carry on its business as it is now conducted and to own, lease or otherwise hold and operate its properties and assets, including all requisite power, right and authority to execute this Agreement and the Note and the other documents and agreements to be executed and delivered hereunder and shall at Closing have taken all necessary action to consummate the transactions contemplated hereby. The Agreement is a valid, binding obligation of Purchaser. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, with or without the lapse of time or the giving of notice or both: (i) violate the Articles of Organization, Operating Agreement or other constituent documents of Purchaser, (ii) result in the termination of or any breach of any of the terms or provisions of, result in the acceleration of the performance required by, or constitute a default under, any contract, lease, agreement or other instrument, or any judgment, decree or order of any governmental authority to which Purchaser is a party or by which it or any of its assets may be bound, or (iii) violate any law, rules or regulation applicable to Purchaser. No consent or approval, authorization, order, regulation or qualification in or filing of or with any third party or any governmental authority, is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser.

5a.2         No Public Sale or Distribution. Purchaser is acquiring the Purchased Interests for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933 Act"). Purchaser is acquiring the Purchased Interests hereunder in the ordinary course of business. Purchaser does not presently have any agreement or understanding, directly or indirectly, with any individual or entity to distribute any of the Purchased Interests. Purchaser agrees that it will not sell or otherwise transfer the Purchased Interests unless they are registered under the Securities Act or unless an exemption from such registration is available.

20

5a.3          Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the entities described in this Agreement, and materials relating to the offer and sale of the Purchased Interests which have been requested. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions and seek information. The Purchaser understands that its investment in the Purchased Interests involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Purchased Interests.

5a.4         The Property. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, purchaser acknowledges that, EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO representations and warranties of any kind or nature, express, implied or otherwise, WITH RESPECT TO THE PROPERTY AND/OR ITS PHYSICIAL CONDITION THEREOF (including, WITHOUT LIMITATION, any representation or warranty concerning the compliance of THE PROPERTY with applicable laws and regulations).

ARTICLE 6

DEFAULT/INDEMNIFICATION

6.1        Default.

(a)         Seller’s Default. If there is a breach of any of Seller’s covenants contained in this Agreement or if any of Seller’s representations or warranties are materially (as defined in Section 6.2(a) below) inaccurate, Purchaser shall give written notice of same to Seller within the Warranty Survival Period and Seller shall have thirty (30) days after receipt of such notice to cure the breach or inaccuracy; provided, however, that in the event such breach or inaccuracy cannot be reasonably cured within said thirty (30) day period, Seller shall not be deemed in default so long as Seller commences such cure within said thirty (30) day period and diligently pursues the cure thereafter. If Seller shall not cure such breach or inaccuracy within such thirty day (30) period (as same may be extended as described in this Section 6.1(a)), Purchaser shall have the right to exercise all rights and remedies at law and in equity; however, Purchaser shall not seek, or be entitled to, incidental, indirect, punitive, special or consequential damages or damages for lost profits.

(b)         Purchaser’s Default. If there is a breach of any of Purchaser’s covenants contained in this Agreement or if any of Purchaser’s representations or warranties are materially (as defined in Section 6.2(a) below) inaccurate, Seller shall give written notice of same to Purchaser and Purchaser shall have thirty (30) days after receipt of such notice to cure the breach or inaccuracy; provided, however, that in the event such breach or inaccuracy cannot be reasonably cured within said thirty (30) day period, Purchaser shall not be deemed in default so long as Purchaser commences such cure within said thirty (30) day period and diligently pursues the cure thereafter. If Purchaser shall not cure such breach or inaccuracy within such thirty day (30) period (as same may be extended as described in this Section 6.1(b)), Seller shall have the right to exercise all rights and remedies at law and in equity; however, Seller shall not seek, or be entitled to, incidental, indirect, punitive, special or consequential damages or damages for lost profits.

21

(c)         No delay or omission in the exercise of any right or remedy accruing to a party under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a party of any condition or the breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition herein contained.

(d)         After the Closing Date, the indemnification provided in Sections 6.2 and 6.3 below shall constitute the sole and exclusive remedy and right of any party for any breach or default under this Agreement, regardless of whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever or at law or in equity.

6.2         Indemnification by Seller upon Default by Seller. Subject to the other provisions of this Agreement, and except with respect to the Club Litigation and the Gershon Litigation (which are the subject of separate indemnification provisions set forth in this Agreement), Seller unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Purchaser, and each of Purchaser’s officers, directors, employees, successors or assigns (Purchaser and such persons are collectively referred to as the “Purchaser Indemnified Persons”) from and against, and shall reimburse Purchaser’s Indemnified Persons for, each and every Loss threatened against, paid or incurred by, or imposed on, any Purchaser’s Indemnified Person, relating to, resulting from or arising out of:

(a)         any material (as defined in this Section 6.2(a)) inaccuracy in any representation or warranty where notice is given within the Warranty Survival Period, and any breach or non-fulfillment of any covenant, agreement or other obligation of Seller, under this Agreement, the schedules or exhibits to this Agreement, or in any agreement, certificate or other document delivered or to be delivered by Seller pursuant hereto in any respect (for purposes of this Section 6.2(a) only, “material” or “materially” means the cost to cure of all claims relating to the inaccuracy in the representations and warranties exceeds $50,000.00 in the aggregate);

(b)         the failure of the Partnership or its Subsidiaries to perform its or their obligations under the Lease, the Submerged Land Lease, or the Marina “floating dock rental agreements” and “boat slip rental agreements” during the period prior to the Closing Date (provided, however, that Purchaser acknowledges that Grove Hotel Partners is in default of its obligations under the Lease, and Seller shall not be obligated to indemnify Purchaser’s Indemnified Persons for acts and omissions of tenants under the Lease and/or the Marina “floating dock rental agreements” and “boat slip rental agreements” for the period from and after the Closing Date);

(c)         the violation of, or failure to comply with, any material legal requirement by Seller or its Subsidiaries during the period prior to the Closing Date (provided, however, that the foregoing shall not be deemed to relate to any physical condition of, on or involving the Property or matters which are the responsibility of Grove Isle Partners under the Lease); and

22

(d)         failure of the Club to have approved, as a Club member, the purchaser of a unit in the Grove Isle condominium under Section 12.9(a) Declaration of Condominium who acquired same prior to Closing, where such failure results in claim against Club.

6.3        Indemnification by Purchaser upon Default by Purchaser. Subject to the other provisions of this Agreement, Purchaser unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Seller and its Subsidiaries, and each of Seller and its Subsidiaries’ officers, directors, employees, managers, managing members, successors or assigns (Seller and such persons and entities are collectively referred to as the “Seller Indemnified Persons”) from and against, and shall reimburse Seller’s Indemnified Persons for, each and every Loss threatened against, paid or incurred by, or imposed on, any Seller’s Indemnified Person, relating to, resulting from or arising out of:

(a)         Any material (as defined in Section 6.2(a) above) inaccuracy in any representation or warranty, and any breach or non-fulfillment of any covenant, agreement or other obligation of Purchaser, under this Agreement, the schedules or exhibits to this Agreement, or in any agreement, certificate or other document delivered or to be delivered by Purchaser pursuant hereto in any respect;

(b)         the failure of the Partnership or its Subsidiaries to perform its or their obligations under the Lease, the Submerged Land Lease, or the Marina “floating dock rental agreements” and “boat slip rental agreements” during the period from and after the Closing Date (provided, however, that Seller acknowledges that Grove Hotel Partners is in default of its obligations under the Lease, and Purchaser shall not be obligated to indemnify Seller’s Indemnified Persons for acts and omissions of tenants under the Lease and/or the Marina “floating dock rental agreements” and “boat slip rental agreements” for the period prior to the Closing Date);

(c)         the any violation of, or failure to comply with, any material legal requirement by Purchaser or the Partnership or its Subsidiaries during the period from and after the Closing Date (provided, however, that the foregoing shall not be deemed to relate to any physical condition of, on or involving the Property or matters which are the responsibility of Grove Hotel Partners under the Lease).

23

6.4         Upon discovery of any breach or claim hereunder or upon receipt of any notice of any claim or suit subject to indemnification under Section 6.2 or 6.3, above, the party seeking indemnification ("Indemnified Party") shall promptly give notice thereof (and in no event later than twenty (20) days after receipt of any notice thereof) to the party from whom indemnification is sought ("Indemnifying Party") stating in reasonable detail the representations, warranty or other claim with respect to which indemnity is demanded, the facts or alleged facts giving rise thereto, and the amount of liability or asserted liability with respect to which indemnity is sought. In the case of a claim asserted against the party seeking indemnity, the Indemnifying Party shall be entitled to conduct the defense of such claim at such Indemnifying Party's sole cost and expense by appointing a reputable counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense; provided, however, that any Indemnifying Party shall continue to be entitled to assert any limitation on any claims contained herein. Despite any conduct of defense by the Indemnifying Party, the Indemnified Party shall in any case have a right to participate in the defense of any such claim or suit; provided, however, that such participation shall be at such Indemnified Party's sole cost and expense after the Indemnifying Party has accepted such tender of defense. No Indemnified Party under Sections 6.2 or 6.3 shall settle or compromise any such third party claim without the prior written consent of the Indemnifying Party which consent shall be given or denied in the Indemnifying Party’s sole and absolute discretion. Any Indemnifying Party may settle any such third party claim if such settlement completely releases the Indemnified Party for any monetary or non-monetary relief. Any Indemnified Party seeking indemnification under Sections 6.2 or 6.3 shall take all reasonable actions in the defense of third party claims for which indemnification is sought. If such notice is not given to the Indemnifying Party as specified, or if any claim or suit be compromised or settled in any manner without the prior written consent of the Indemnifying Party (as provided herein), then no liability shall be imposed upon the Indemnifying Party hereunder with respect to such claim. Notwithstanding anything to the contrary contained herein, any notice of an indemnification claim sought under Section 6.2.1 or 6.2.2 which involves the inaccuracy of a representation or warranty must be given on or before the date such representation or warranty expires under this Agreement.

6.5         No Indemnified Party shall seek, or be entitled to, incidental, indirect, punitive, special or consequential damages or damages for lost profits in any claim for indemnification under Sections 6.2 or 6.3, nor shall it accept payment of any award or judgment for such indemnification to the extent that such award or judgment includes such party's incidental, indirect, punitive, special or consequential damages or damages for lost profit. Each party entitled to indemnification pursuant to Sections 6.2 or 6.3 shall take all reasonable steps to mitigate all losses, costs, expenses and damages after becoming aware of any event which could reasonably be expected to give rise to any losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection herewith.

ARTICLE 7

MISCELLANEOUS

7.1         Brokerage Fees. Except for Key Realty Advisors, Inc. (“Key Realty”), which represents Purchaser, no party to this Agreement has dealt with any broker or agent which may be entitled to any commission or other payment or compensation in connection with the transactions contemplated by this Agreement. At, and only in the event of, Closing, Seller shall pay to Key Realty a brokerage commission of $1,000,000.00. Except as aforesaid, each of Seller and Purchaser shall pay its broker any commission or other payment due in accordance with the separate agreements between each party and its broker. Each party shall defend, indemnify and hold the other harmless from and against the claims, actions, causes of action, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees at trial and appellate levels) for a breach, by such party, of its representation in this Section 6.1. The provisions of this Article 6 shall survive Closing.

24

7.2         Consequential Damages. In no event shall any claim for damages under this Agreement include incidental, indirect, punitive, special or consequential damages, or damages for lost profits, of any nature whatsoever on account of, or in any way arising out of, this Agreement.

7.3         Notices. All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Agreement shall be in writing and shall be deemed to have been duly delivered or given when received.

If to Purchaser, to:

Grove Isle Yacht & Tennis Club, LLC

2601 South Bayshore Drive

Suite 200

Miami, Florida 33133

Attn: Eduardo Avila

Tel: (305) 857-0400

E-mail:  eavila@thekeycorp.com

with a copy to:

Genovese Joblove & Battista, P.A.

100 SE 2nd Street, 44th Floor

Miami, Florida 33131

Attn: Alfredo L. Gonzalez

Tel: (305) 349-2324

E-mail:   agonzalez@gjb-law.com

And, if to the Seller, to:

25

Grove Isle Associates, LLLP

c/o Mr. Maurice Wiener

1870 South Bayshore Drive

Coconut Grove, Florida 33133

Telephone:     (305) 854-6803

Facsimile:       (305) 856-7342

E-mail:            whemingway@hmgcourtland.com and

with a copy to:

Grove Isle Associates, LLLP

c/o Mr. Lawrence Rothstein

1870 South Bayshore Drive

Coconut Grove, Florida 33133

Telephone:     (305) 854-6803

Facsimile:       (305) 856-7342

E-mail:            lrothstein@hmgcourtland.com

Shutts & Bowen

200 East Broward Boulevard, Suite 2100

Fort Lauderdale, Florida 33301

Attention:       Marshall Emas, Esq.

Telephone:     (954) 847-3838

Facsimile:       (954) 888-3065

E-mail:            memas@shutts.com

7.4        Mandatory Mediation; Prevailing Party.

7.4.1         The parties agree that any claim, dispute, or other matter in question arising out of or related to this Agreement shall be subject to non-binding mediation, in Miami-Dade County, which mediation shall occur within thirty (30) days following demand therefor by a party to this Agreement, and such mediation shall be a condition precedent to the institution of any claim brought before any court of competent jurisdiction. The parties shall share equally the mediator's fee and any other fees or expenses associated with this mediation.

7.4.2         In the event of litigation concerning this Agreement, the prevailing party in any dispute or legal action arising under this Agreement shall be entitled to recover its reasonable expenses, including, without limitation, reasonable attorneys' fees and costs (at trial and appellate levels) from the non-prevailing party.

The foregoing provisions shall survive Closing.

7.5      Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and subject matter hereof, including, without limitation, incorporating all of the representations and warranties of every kind and nature whatsoever of the parties hereto and of any and all persons and entities acting for or on behalf of any party, supersedes and replaces any and all prior agreements, understandings, statements, representations and warranties, written or oral, express or implied and/or whenever and howsoever made, directly or indirectly relating to the subject matter hereof and may not be modified, amended or terminated except in writing signed by all the parties hereto.

26

7.6         Waiver. The provisions of this Agreement may be waived only in writing signed by the party or parties entitled to the benefit thereof. A waiver of any breach or failure to enforce any provision of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every provision of this Agreement.

7.7         Governing Law and Jurisdiction. This Agreement and any disputes arising under or related hereto shall be governed and construed in accordance with the laws of the State of Florida, without reference to its conflicts of law principles. Each party irrevocably agrees that any legal action, suit or proceeding against them arising out of or in connection with this Agreement or the transactions contemplated by this Agreement or disputes relating hereto shall be brought exclusively either in the United States District Court for the Southern District of Florida or the state courts of Florida located in Miami-Dade County, and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in person, with respect to any such action, suit or proceeding.

7.8         Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.8

7.9         Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties, which consent can be arbitrarily withheld.

7.10       Captions. The caption headings of the Articles, Sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement.

7.11       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

27

SELLER:

COURTLAND INVESTMENTS, INC., a
Delaware corporation

By:
Name:
Title:
Date:	As of February 25, 2013

HMG/COURTLAND PROPERTIES, INC., a Delaware corporation

By:
Name:
Title:
Date:	As of February 25, 2013

PURCHASER:

Grove Isle Yacht & Tennis Club, LLC, a Florida limited liability company

By:
Name:
Title:
Date:	As of February 25, 2013

28